CONSENT OF COUNSEL



                  We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Florida Daily Municipal Income Fund as filed with the Securities and Exchange Commission on or about December 13, 2002.




PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
December 17, 2002